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                                                                  EXECUTION COPY



                            ASSET PURCHASE AGREEMENT

                           DATED AS OF MARCH 14, 1997


                                     BETWEEN


                                 SIGNATURE TREES


                                       AND


                        COLOR SPOT CHRISTMAS TREES, INC.

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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----


SECTION 1. DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2.   PURCHASE AND SALE OF ASSETS . . . . . . . . . . . . . . . . . .   3
     2.1  Transferred Assets . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.2  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.4  Allocation of Purchase Price . . . . . . . . . . . . . . . . . . .   5
     2.5  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . .   5

SECTION 3.   REPRESENTATIONS AND WARRANTIES OF SELLER. . . . . . . . . . . .   5
     3.1  Organization . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     3.2  Consents and Approvals . . . . . . . . . . . . . . . . . . . . . .   5
     3.3  No Violations. . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     3.4  Financial Statements . . . . . . . . . . . . . . . . . . . . . . .   6
     3.5  Title to Assets. . . . . . . . . . . . . . . . . . . . . . . . . .   6
     3.6  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . .   6
     3.7  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     3.8  Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     3.9  Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . . .   8
     4.1  Organization and Authorization . . . . . . . . . . . . . . . . . .   8
     4.2  Consents and Approvals . . . . . . . . . . . . . . . . . . . . . .   8
     4.3  No Violations. . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     4.4  Parent Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     5.1  Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . .   9
     5.2  Efforts to Consummate Transaction. . . . . . . . . . . . . . . . .   9
     5.3  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     5.4  Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . .   9
     5.5  Access to Information.   . . . . . . . . . . . . . . . . . . . . .   9
     5.6  No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . .   9
     5.7  Name of Seller . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     5.8  Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     5.9  Noncompetition . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     6.1  Obligation of Buyer to Close . . . . . . . . . . . . . . . . . . .  10
     6.2  Obligation of Seller to Close. . . . . . . . . . . . . . . . . . .  11

SECTION 7.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . .  11
     7.1  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .  11

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     7.2  Indemnification by Buyer . . . . . . . . . . . . . . . . . . . . .  12
     7.3  Procedure for Claims By Third Parties. . . . . . . . . . . . . . .  12
     7.4  Procedure for Claims Between the Parties . . . . . . . . . . . . .  13
     7.5  Dispute Resolution . . . . . . . . . . . . . . . . . . . . . . . .  13
     8.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     8.2  Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     8.3  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     8.4  GOVERNING LAW; SEVERABILITY. . . . . . . . . . . . . . . . . . . .  15
     8.5  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

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                                    EXHIBITS

Exhibit A      Form of Assignment and Assumption Agreement
Exhibit B      Form of Bill of Sale
Exhibit C      Form of Employment Agreement
Exhibit D      Form of Lease
Exhibit E      Form of Non-Disturbance Agreement
Exhibit F      Stockholders Agreement
Exhibit G      Form of Agreement to be Bound


                                    SCHEDULES

Schedule 1     Properties
Schedule 2.2   Deposits
Schedule 2.5   Purchase Price Allocation
Schedule 3.3   Violations
Schedule 3.5   Permitted Liens
Schedule 3.6   Permits
Schedule 3.8   Contracts

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                            ASSET PURCHASE AGREEMENT


          ASSET PURCHASE AGREEMENT dated as of March 14, 1997 between COLOR SPOT CHRISTMAS TREES, INC., a Delaware corporation ("Buyer"), and SIGNATURE TREES, a California general partnership ("Seller").

          A. Seller is engaged in the production, sale, purchase and distribution of Christmas trees (the "Business").

          B. Seller desires to sell, assign and transfer, and Buyer desires to purchase and acquire, substantially all of the assets comprising the Business, subject to the assumption by Buyer of the Assumed Liabilities (as defined herein) relating to the Business, all on the terms and conditions set forth herein.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     SECTION 1. DEFINED TERMS

     1.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

          "AGREEMENT" means this Agreement and includes all of the schedules and exhibits annexed hereto.

          "ASSUMED LIABILITIES" means all liabilities arising (i) under the contracts, leases and promissory note set forth on Schedule 3.8 hereto arising after the Closing Date and (ii) from the operation of the Business by Buyer on or after the Closing Date.

          "ASSIGNMENT AND ASSUMPTION AGREEMENT" means an assignment and assumption agreement with respect to the Assumed Liabilities in the form of Exhibit A hereto.

          "BILL OF SALE" means a bill of sale in the form of Exhibit B hereto.

          "BUSINESS DAY" means any day that is not a Saturday, Sunday or statutory holiday in the State of California or Oregon.

          "BUYER TRANSACTION DOCUMENTS" mean this Agreement, the Assignment and Assumption Agreement, the Leases and the Employment Agreement.

          "CLOSING" means the closing of the purchase and sale of the Transferred Assets and the other transactions contemplated by this Agreement.


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          "CLOSING DATE" means March 14, 1997 or such other date as is mutually acceptable to Buyer and Seller. The Closing shall be effective for accounting purposes as of the 11:59 p.m. on the date immediately preceding the Closing Date.

          "COMPETING TRANSACTION" means any acquisition or business combination transaction involving Seller, the Business, or any interest therein.

          "EMPLOYMENT AGREEMENT" means the employment agreement between Buyer and Ken Cook in the form of Exhibit C hereto.

          "ENVIRONMENTAL AND SAFETY REQUIREMENTS" has the meaning set forth in
Section 3.6.

          "ENCUMBRANCE" means any lien, pledge, option, charge, easement, security interest, right-of-way or similar restriction or encumbrance.

          "EXCLUDED ASSETS" means (i) Seller's fee interest in the real property described in the Leases and the improvements thereon and (ii) Seller's accounts receivable.

          "EXCLUDED LIABILITIES" means all liabilities or obligations of Seller of whatever nature, whether known or unknown, absolute or contingent or otherwise other than the Assumed Liabilities, including without limitation (i) any liabilities or obligations of Seller with respect to any debt, liability or trade payable, (ii) any liabilities or obligations of any officer, employee, or partner of Seller, (iii) any leases except for those set forth on Schedule 1,
(iv) any severance costs of any employees not rehired by Buyer, including without limitation any accrued vacation, sick leave, COBRA obligations, personal time, vehicle leases and any other prerequisites (including accrued bonuses),
(v) except as provided in Section 5.9, any Taxes, including any Taxes resulting from the transactions contemplated hereby, (vi) any liabilities arising under Environmental and Safety Requirements related to any condition in existence prior to the Closing Date, (vii) any liabilities or obligations with respect to worker's compensation claims and (viii) to the extent applicable, liabilities arising from Seller's failure to comply with applicable "bulk sales" laws.

          "GOVERNMENTAL PERMIT" means any franchise, consent, license, marketing right, permit, authorization, approval or other operating authority issued by any governmental or regulatory body.

          "HISTORICAL FINANCIALS" means the unaudited balance sheets dated December 31, 1996 and the related statements of income, partners' equity and cash flows for the years then ended of Seller.

          "INTERIM FINANCIALS" means the unaudited balance sheet as of January 31, 1997 and the related statements of income, stockholders' equity and cash flows for the month then ended of Seller.

          "LEASES" means a lease for each of the Properties in the form of Exhibit D hereto.


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          "LOSSES" means any and all damages, costs, liabilities, losses, judgments, penalties, fines, expenses or other costs (including reasonable attorney's fees, costs of defense and costs of collection).

          "NON-DISTURBANCE AGREEMENT" means a Non-Disturbance Agreement from each lender to the Properties in the form of Exhibit E hereto.

          "PARENT" means CSN, Inc., a Delaware corporation.

          "PARENT STOCK" means 80,802 shares of common stock, par value $.01 per share, of Parent.

          "PERMITTED LIENS" means the Encumbrances and other exceptions to title that are disclosed on Schedule 3.5.

          "PROPERTIES" means Seller's properties described on Schedule 1 hereto.

          "PURCHASE PRICE" has the meaning set forth in Section 2.2.

          "SELLER TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Assignment and Assumption Agreement, the Bill of Sale, the Leases and the Non-Disturbance Agreements.

          "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of December 31, 1996 of Parent in the form of Exhibit F hereto.

          "TAXES" means any tax based upon, or measured by, income or gross receipts, and any sales, use, ad valorem, transfer, franchise, withholding, payroll, employment, excise, occupation, premium, property or other taxes (including any interest or penalties or additional amounts imposed by any tax authority).

          "TRANSFERRED ASSETS" means (i) all machinery, equipment, furniture, fixtures and other assets comprising the Business, including but not limited to the contracts set forth on Schedule 3.8 hereto but excluding the Excluded Assets, (ii) all inventory of the Business (including any trees which have not yet been harvested), (iii) all Governmental Permits relating to the Business to the extent the same are transferable; (iv) all rights to the name "Signature Trees"; (v) all deposits and pre-paid expenses relating to the Business; (vi) all contracts, agreements and other instruments relating to the Business; (vii) all books and records relating to the Business; and (vii) all goodwill associated with the Business.

     SECTION 2.   PURCHASE AND SALE OF ASSETS

     2.1 TRANSFERRED ASSETS. Subject to the terms and conditions set forth in this Agreement, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and acquire


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from Seller, on the Closing Date, all of the Transferred Assets, free and clear of all Encumbrances other than Permitted Liens, held by Seller.

     2.2 PURCHASE PRICE. The purchase price for the Transferred Assets (the "Purchase Price") shall be $3,000,000, which shall consist of (i) $2,600,000 in cash, (ii) the Parent Stock, and (iii) the assumption by Buyer of the Assumed Liabilities. In addition, at the Closing, Buyer shall reimburse Seller for each of the deposits and prepaid expenses set forth on Schedule 2.2 hereto (collectively, the "Deposits").

     2.3  THE CLOSING.     The Closing shall take place on the Closing Date at
the offices of Peter Lawrence, San Diego, CA at 10:00 A.M. local time, or at such other place or at such other time as Buyer and Seller shall agree. At the Closing, the parties hereto shall make the deliveries described below, provided that the obligation of each to do so shall depend upon the performance by the other party of its obligations hereunder:

     (a) Seller shall deliver to Buyer the following (which shall be in form and substance reasonably satisfactory to Buyer):

          (i) a Bill of Sale and such other instruments of transfer and conveyance as shall be effective to vest in Buyer good and marketable title to the tangible personal property included in the Transferred Assets held by Seller free and clear of all Encumbrances other than Permitted Liens;

          (ii)  the Leases;

          (iii) the Assignment and Assumption Agreement;

          (iv)  the Non-Disturbance Agreements;

          (v) at Buyer's expense, an Lessee's ALTA leasehold title insurance policy from a title company acceptable to Buyer and in form acceptable to Buyer, naming Buyer as insured, in amounts equal to the fair market value of such property and the improvements thereon and containing such endorsements and affirmative coverages as Buyer may reasonably require (including access, zoning, contiguity, survey and extended coverage) with respect to the property under the Leases; and

          (vi) such other documents as may be reasonably necessary to consummate the transactions contemplated hereby.

     (b)  Buyer shall deliver to Seller the following:

          (i) a wire transfer of immediately available funds in the amount of the cash portion of the Purchase Price and the Deposits;


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          (ii)  the Parent Stock;

          (iii) the Leases;

          (iv)  the Assignment and Assumption Agreement;

          (v)   the Employment Agreement; and

          (vi) such other documents as may be reasonably necessary to consummate the transactions contemplated hereby.

     2.4 ALLOCATION OF PURCHASE PRICE. Seller and Buyer agree to allocate the Purchase Price among the Transferred Assets as set forth on Schedule 2.4. Seller and Buyer shall report for tax and other relevant purposes (and shall defend in any tax audit or contest) the sale of the Transferred Assets in a manner consistent with such allocation. Seller and Buyer agree to execute an Internal Revenue Service Form 8594 reflecting such allocation.

     2.5 FURTHER ASSURANCES. From time to time after the Closing, Seller will execute and deliver to Buyer such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by Buyer or its counsel in order to vest in Buyer all right, title and interest of Seller in and to the Transferred Assets and otherwise in order to carry out the purpose and intent of this Agreement.

     SECTION 3.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows:

     3.1 ORGANIZATION AND AUTHORIZATION. Seller is a general partnership duly organized and existing in good standing under the laws of the State of California. Seller has all requisite power and authority to enter into the Transaction Documents and to perform fully its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and the performance by Seller of its obligations hereunder have been duly and validly authorized by all necessary partnership action. This Agreement is, and when executed and delivered in accordance with this Agreement, each other Seller Transaction Document will be, a valid and binding obligation of Seller enforceable in accordance with its terms. The only partners of Seller are McKenzie D. Cook, Gary Bishop, Jerry Halamuda and Norman S. Osborne.

     3.2 CONSENTS AND APPROVALS. No filings with, notices to, or approvals of any governmental or regulatory body are required to be obtained or made by Seller in connection with the consummation of the transactions contemplated hereby.

     3.3 NO VIOLATIONS. The execution and delivery of the Seller Transaction Documents and the performance by Seller of its obligations thereunder do not and will not conflict with or violate any provision of the Agreement of Partnership of Seller. Except as set forth on Schedule 3.3, the


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execution and delivery of the Seller Transaction Documents and the performance by Seller of its obligations thereunder do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Encumbrance upon the Transferred Assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or
(f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body or other third party pursuant to, in each case, any law, statute, rule or regulation to which Seller or the Business is subject, or any agreement, instrument, order, judgment or decree to which Seller or the Business is subject or by which any of the Transferred Assets is bound.

     3.4  FINANCIAL STATEMENTS.  Seller has  previously furnished to Buyer
copies of the Historical Financials and Interim Financials.   The Historical
Financials and Interim Financials (i) fairly present, in all material respects, the financial condition of the Business as of the dates thereof and the results of operations of the Business for the periods covered thereby; and (ii) have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods involved. To the best of Seller's knowledge, the Business has no liabilities of any kind or nature, fixed or contingent, matured or unmatured, of nature that would be required to be set forth on the Interim Financials which are not adequately reflected or reserved against on the face of the Interim Financials. The inventory reflected on the Interim Financials is in fairly valued and in good condition.

     3.5 TITLE TO ASSETS. Except as set forth on Schedule 3.5, Seller has good and marketable title to the Transferred Assets held by it free and clear of all Encumbrances. The Transferred Assets are held by Seller as set forth on
Schedule 3.5. Seller has provided to Buyer true and correct copies of all deeds, title insurance policies and surveys with respect to the Business in its possession.

     3.6 COMPLIANCE WITH LAWS. To the best of Seller's knowledge, the Business has been operated in compliance in all material respects with all applicable laws and regulations of governmental authorities. To the best of Seller's knowledge, Seller possesses, and is in compliance in all material respects with, all Governmental Permits necessary to the operation of the Business (all of which are listed are set forth on Schedule 3.6). Without limiting the foregoing, to the best of Seller's knowledge:

          (i) The Business is and has been in compliance at all times with all applicable environmental laws and all laws and regulations related to occupational health and safety (collectively, "Environmental and Safety Requirements"), and Seller has received any notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), or any corrective, investigatory or remedial obligations, arising under applicable Environmental and Safety Requirements with respect to the past or present operations of the Business.

          (ii) Seller has obtained, and is and has been in compliance at all times with all terms and conditions of, all permits, licenses and other authorizations required pursuant to


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     Environmental and Safety Requirements for the occupation of the Business and the conduct of its operations.

          (iii) None of the following exists at the Business in violation of applicable Environmental and Safety Requirements: hazardous or toxic materials, substances, pollutants, contaminants or waste; asbestos-containing material in any form or condition; polychlorinated biphenyl-containing materials or equipment; or underground storage tanks.

          (iv) The transactions contemplated by this Agreement do not impose any obligations under Environmental and Safety Requirements for site investigation or cleanup or notification to or consent of any government agencies or third parties.

          (v) No facts, events or conditions relating to the past or present condition or operation of the Business will (x) prevent, hinder or limit continued compliance with currently applicable Environmental and Safety Requirements, (y) give rise to any corrective, investigatory or remedial obligations on the part of Buyer pursuant to currently applicable Environmental and Safety Requirements, or (z) give rise to any liabilities on the part of Buyer (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to currently applicable Environmental and Safety Requirements, including without limitation those liabilities relating to onsite or offsite hazardous substance releases, personal injury, property damage or natural resources damage.

     3.7 LITIGATION. There are no claims, actions, suits, approvals, investigations, informal objections, complaints or proceedings pending before any court, arbitrator or administrative, governmental or regulatory authority or body with respect to the Business or Seller relating to the Business nor is the Business or Seller subject to any order, judgment, writ, injunction or decree.

     3.8  CONTRACTS.   Schedule 3.8 sets forth a list of each contract,
agreement or instrument (written or oral) to which Seller is a party with respect to the Business. True and correct copies of each such contract, agreement and instrument have been provided to Buyer. Seller nor, to the knowledge of Seller, any other party to any such contract, agreement or instrument, is in default of the terms thereof.

     3.9 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

     3.10 PARENT STOCK. Seller intends to distribute the Parent Stock to Ken Cook. Ken Cook is acquiring the Parent Stock for investment purposes and not with a view towards distribution in violation of applicable securities laws.

     3.11 DISCLOSURE. No information supplied by Seller in connection with the Seller Transaction Documents or in the other writings furnished by Seller or any of their representatives in connection with the transactions contemplated hereby contains any untrue statement of material


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fact or omits to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


     SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     4.1 ORGANIZATION AND AUTHORIZATION. Buyer is a corporation duly organized and existing in good standing under the laws of the Delaware. Buyer, as of the Closing Date, will be duly qualified as a foreign corporation in the State of Oregon. Buyer has all requisite corporate power and authority to enter into this Agreement and to assume and perform fully its obligations hereunder. The execution and delivery of the Buyer Transaction Documents and the performance by Buyer of its obligations thereunder have been duly and validly authorized by all necessary corporate action. This Agreement is, and when executed and delivered in accordance with the terms hereof the other Buyer Transaction Documents will be, a valid and binding obligation of Buyer enforceable in accordance with its terms.

     4.2 CONSENTS AND APPROVALS. No filings with, notices to, or approvals of any governmental or regulatory body are required to be obtained or made by Buyer for the consummation by Buyer of the transactions contemplated hereby.

     4.3 NO VIOLATIONS. The execution and delivery of the performance of the Buyer Transaction Documents by Buyer of its obligations thereunder do not and will not conflict with or violate any provision of the Certificate of Incorporation or Bylaws of Buyer. Except for such of the following as, individually or in the aggregate, will not have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby, the execution and delivery of the Buyer Transaction Documents and the performance by Buyer of its obligations thereunder do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon its assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body or any third party pursuant to, in each case, any law, statute, rule or regulation or any agreement, instrument, order, judgment or decree to which Buyer is subject.

     4.4 PARENT STOCK. The Parent Stock will be, when issued, duly authorized, validly issued and nonassessable, free and clear of all liens and other restrictions other than (i) the Stockholders Agreement and (ii) those created by applicable law.


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     SECTION 5.  COVENANTS OF THE PARTIES

     5.1 CONDUCT OF BUSINESS. From the date hereof to the Closing, except as expressly contemplated by this Agreement or otherwise consented to by Buyer in writing, Seller shall (i) operate the Business only in the usual, regular and ordinary course in substantially the same manner as heretofore operated, (ii) maintain all of the structures, equipment and other tangible personal property comprising the Business in good repair, order and condition consistent with the normal use and life expectancy thereof and subject to ordinary wear and tear and damage caused by unavoidable casualty, (iii) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried with respect to the Business, (iv) exercise commercially reasonable efforts to retain the services of employees of the Business, and (v) not create or suffer to exist any Encumbrance on the Transferred Assets other than Permitted Liens.

     5.2 EFFORTS TO CONSUMMATE TRANSACTION. Buyer and Seller shall use their respective commercially reasonable efforts to take or cause to be taken all such actions required to consummate the transactions contemplated hereby including, without limitation, such actions as may be necessary to obtain, prior to the Closing, all necessary governmental or other third-party approvals and consents required to be obtained in connection with the consummation of the transactions contemplated by this Agreement.

     5.3 EXPENSES. Each party agrees to bear its own expenses incurred in connection with the transactions contemplated hereby.

     5.4 EMPLOYEE MATTERS. Buyer shall have the right (but not the obligation) to offer employment to any employee of the Business on terms acceptable to Buyer. Seller agrees to provide Buyer with a complete listing of the employees of the Business not less than five days prior to the Closing Date, which listing shall include employee census data such as salary, age, tenure and background.

     5.5 ACCESS TO INFORMATION. From the date hereof to the Closing Date, Seller shall, and shall cause their partners, officers, directors, employees and agents to, afford the members, officers, employees, agents, representatives and advisors of Buyer complete access at all reasonable times to Seller' officers, employees, agents, properties, books, records and contracts as they shall relate to the Business, and shall furnish Buyer all financial, operating and other data and information as Buyer may reasonably request with respect to the Business. Buyer and its representatives shall have the right to enter the Business at anytime and from time to time for the purpose of conducting its due diligence investigations.

     5.6 NO SOLICITATION. Unless and until this Agreement shall have been terminated pursuant to Section 8.1, Seller shall not directly or indirectly through any officer, director, employee, partner, agent, affiliate or otherwise, enter into any agreement, agreement in principle or other commitment (whether or not legally binding) relating to a Competing Transaction or solicit, initiate or encourage the submission of any proposal or offer from any person or entity (including any of its officers, directors, employees and agents) relating to any Competing Transaction, nor participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to effect a Competing Transaction. Seller shall immediately cease any and all contacts, discussions and negotiations with third parties regarding any Competing Transaction. Seller shall notify Buyer if any written proposal regarding a Competing Transaction is made and shall provide Buyer with copies thereof.

     5.7 NAME OF SELLER. Simultaneously with the Closing, Seller shall change its name to not include the words "Signature Trees" or any derivative thereof or confusingly similar therewith.

     5.8 TRANSFER TAXES. Buyer agrees that any charges associated with the transfer to Buyer of title to any licensed rolling stock and trailers shall be paid by it.

     5.9 NONCOMPETITION. Each of Seller, McKenzie Cook and Norman Osborne agrees that during the five year period following the Closing Date, that, except in the case of Mr. Cook as required under the Employment Agreement, it or he shall not, directly or indirectly, either for itself, himself or for any other person, partnership, corporation, company, limited liability company, limited liability limited partnership or other entity participate in any business or enterprise engaged in the production or wholesale of Christmas trees anywhere in the United States of America. For purposes of this Agreement, the term "participate" includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, member, sole proprietor, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, owner or otherwise; provided that the term "participate" shall not include (i) ownership of less than 2% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market or (ii) the wholesale of not more than 100 Christmas trees per year purchased from the Company. Each of Seller, McKenzie Cook and Norman Osborne agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

     SECTION 6.  CONDITIONS TO CLOSING

     6.1 OBLIGATION OF BUYER TO CLOSE. The obligation of Buyer to close the transactions contemplated hereby shall be subject to the fulfillment and satisfaction, prior to or at the Closing, of the following conditions, or the written waiver thereof by Buyer:

     (a) REPRESENTATIONS AND COVENANTS. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date.

     (b) NO INJUNCTION. No injunction or restraining order shall be in effect which forbids or enjoins the consummation of the transactions contemplated by this Agreement, no proceedings for such purpose shall be pending, and no federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby.

     (c) APPROVALS. All governmental and third party approvals, consents, permits or waivers necessary for consummation of the transactions contemplated by this Agreement or the financing thereof, and all Governmental Permits required for the operation by Buyer of the Business, shall have been obtained in form and substance reasonably satisfactory to Buyer.

     (d) MATERIAL ADVERSE CHANGE. No material adverse change to the Transferred Assets or the condition (financial or otherwise) or prospects of the Business shall have occurred.

     (e) FINANCING. Buyer shall have received the proceeds of a loan from its senior lenders to enable it to consummate the transactions contemplated hereby.

     (f) DUE DILIGENCE. Buyer shall be satisfied with the results of its business, accounting and legal due diligence operations.

     (g) STOCKHOLDERS AGREEMENT. Ken Cook shall have agreed to be bound by the terms of the Stockholders Agreement by executing the Agreement to be Bound in the form of Exhibit G hereto.

     6.2 OBLIGATION OF SELLER TO CLOSE. The obligation of Seller to close the transactions contemplated hereby shall be subject to the fulfillment and satisfaction, prior to or at the Closing, of the following conditions, or the written waiver thereof by Seller:

     (a) REPRESENTATIONS AND COVENANTS. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date.

     (b) NO INJUNCTION. No injunction or restraining order shall be in effect which forbids or enjoins the consummation of the transactions contemplated by this Agreement and no federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays such consummation.

     (c) EMPLOYMENT AGREEMENT. Buyer shall have executed and delivered the Employment Agreement.

     SECTION 7.  INDEMNIFICATION

     7.1 INDEMNIFICATION BY SELLER. Seller shall indemnify and hold harmless Buyer and its directors, officers, employees, affiliates and agents, at all times from and after the Closing Date, against and in respect of all Losses incurred by such persons arising from or relating to: (i) any breach of any of the representations or warranties made by Seller in the Seller Transaction Documents or any other agreement, document or instrument delivered by Seller in connection with the Closing (without regard to any materiality qualification contained in any such representation or warranty); (ii) any breach of the covenants and agreements made by Seller in the Seller Transaction Documents or any other agreement, document or instrument delivered by Seller in connection with the Closing; and (iii) the Excluded Liabilities.

     7.2 INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold harmless Seller and its directors, officers, employees, affiliates and agents, at all times from and after the Closing Date, against and in respect of Losses incurred by such persons arising from or relating to: (i) any breach of any of the representations or warranties made by Buyer in the Buyer Transaction Documents or any other agreement, document or instrument delivered by Buyer in connection with the Closing (without regard to any materiality qualification contained in any such representation or warranty), (ii) any breach of the covenants and agreements made by Buyer in the Buyer Transaction Documents or any other agreement, document or instrument delivered by Buyer in connection with the Closing, and (iii) the Assumed Liabilities.

     7.3  PROCEDURE FOR CLAIMS BY THIRD PARTIES.

                (a) Any party asserting a right of indemnification provided for under this Agreement (the "Indemnified Party") in respect of, arising out of or involving a claim or demand made by any unrelated person, firm, governmental authority or corporation against the Indemnified Party (a "Third Party Claim") shall notify the indemnifying party (the "Indemnifying Party") in writing of the Third Party Claim within ten business days after such Indemnified Party becomes aware of such Third Party Claim. As part of such notice, the Indemnified Party shall furnish the Indemnifying Party with copies of any pleadings, correspondence or other documents relating thereto that are in the Indemnified Party's possession. The Indemnified Party's failure to notify the Indemnifying Party of any such matter within the time frame specified above shall not release the Indemnifying Party, in whole or in part, from its obligations under this
Section 7 except to the extent that the Indemnified Party's ability to defend against such claim is actually prejudiced thereby. The Indemnifying Party agrees (and, at such time as the Indemnifying Party acknowledges its liability under this Section 7 with respect to such Third Party Claim, the Indemnifying Party shall have the sole and exclusive right) to defend against, settle or compromise such Third Party Claim at the expense of such Indemnifying Party.
The Indemnified Party shall have the right (but not the obligation) to participate in the defense of such claim through counsel selected by it. If the Indemnifying Party has not yet acknowledged its liability under this Section 7.3 with respect to such Third Party Claim, then the Indemnifying Party and the Indemnified Party shall cooperate in defending against such Third Party Claim, and neither party shall have the right, without the other's consent, to settle or compromise any such Third Party Claim.

                (b) If any party becomes obligated to indemnify another party with respect to any Third Party Claim and the amount of liability with respect thereto shall have been finally determined, the Indemnifying Party shall pay such amount to the Indemnified Party in immediately available funds within ten days following written demand by the Indemnified Party. All amounts paid hereunder shall be paid as an adjustment to the Purchase Price.

     7.4 PROCEDURE FOR CLAIMS BETWEEN THE PARTIES. In the event that either Buyer or Seller desire to assert a claim for indemnification against the other under this Section 7, such party shall assert such claim in writing, stating the nature and basis of such claim. The party making such claim shall, on request, provide all information and documentation reasonably necessary to support and verify any Losses which such person believes gives rise to a claim for indemnification and shall give the indemnifying party reasonable access to its books, records and personnel for the purpose of investigating and verifying any such claim.

     7.5 DISPUTE RESOLUTION. If any controversy, claim or dispute arises out of or relating to any of the Buyer Transaction Documents or the Seller Transaction Documents, the disputing parties shall attempt to resolve such controversy, claim or dispute among themselves and, if they cannot, such controversy, claim or dispute shall be submitted to nonbinding mediation to be held for a maximum of one day administered by the American Arbitration Association ("AAA") in accordance with its Commercial Mediation Rules then in effect. If such controversy, claim or dispute cannot be resolved through mediation, it shall be resolved by binding arbitration before a panel of three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the AAA, and any judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties agree that all mediation and arbitration hearings pursuant to this section shall be held in San Francisco, California.

     SECTION 8.  MISCELLANEOUS

     8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

          (i)   by mutual written consent of Buyer and Seller;

          (ii) by either Buyer or Seller if for any reason the Closing shall not have occurred on or before March 31, 1997 (or such other date as may be mutually agreed by the parties);

          (iii) by either Buyer or Seller in the event that a condition to the terminating party's obligations to close the transactions contemplated by this Agreement shall become incapable of satisfaction; provided, however, that no party shall be entitled to terminate this Agreement in the event that the failure of the Closing to occur or any condition to Closing to be satisfied shall be attributable to such party's breach of this Agreement.

     8.2 PUBLICITY. No press release or other public announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by Seller and Buyer, except as required by law.

     8.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes if (i) hand delivered, (ii) sent by a nationally recognized overnight courier for next business day deliver or (iii) sent by confirmed facsimile transmission as follows:

          If to Buyer, at:

                34768 Buskirk Avenue
                Pleasant Hill, CA 94523
                Attention: Chief Executive Officer
                Telecopy No.:  (510) 935-0799

                With a copy to:

                Brownstein Hyatt Farber & Strickland, P.C.
                410 Seventeenth Street, Suite 2200
                Denver, Colorado 80202
                Attention:  Steven S. Siegel
                Telecopy No.:  (303) 623-1956

          If to Seller:

                P.O. Box 1148
                Welches, Oregon 97087
                Attention: McKenzie D. Cook
                Telecopy No.:

                960 Ranger Road
                Fallbrook, CA 92028
                Attention: McKenzie D. Cook
                Telecopy No.:

                With a copy to:

                2359 Fourth Avenue, Suite 215
                San Diego, CA 92101
                Attention: Peter H. Lawrence
                Telecopy No.: (619) 239-5847

or at such other address as any party may specify by notice given to the other party in accordance with this Section 8.3. The date of giving of any such notice shall be the date of hand delivery, the next Business Day after delivery to the overnight courier service, or the date sent by telephone facsimile.

     8.4 GOVERNING LAW; SEVERABILITY. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement shall nevertheless continue in full force and effect.

     8.5 ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party, except that Buyer may (i) assign its rights hereunder to a lender providing financing to Buyer or (ii) in connection with a sale of the Business.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.



                                        COLOR SPOT CHRISTMAS TREES, INC.



                                        By:
                                           -------------------------------------
                                           Michael Vukelich
                                           Chief Executive Officer


                                        SIGNATURE TREES


                                        -----------------------------------
                                        McKenzie D. Cook


                                        -----------------------------------
                                        Gary Bishop


                                        -----------------------------------
                                        Jerry Halamuda


                                        -----------------------------------
                                        Norman S. Osborne


                                        AS TO SECTION 5.9


                                        -----------------------------------
                                        McKenzie D. Cook


                                        -----------------------------------
                                        Norman S. Osborne

                                                                      SCHEDULE I

                                   PROPERTIES



Park Field (84.20 acres)
Signature 1 (58.29 acres)